Exhibit 99.1

NEWS RELEASE
800 Gessner • Suite 500 • Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505

AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223
FOR IMMEDIATE RELEASE
THURSDAY, FEB. 19, 2009
GROUP 1 AUTOMOTIVE REPORTS 2008 FOURTH-QUARTER AND
FULL-YEAR FINANCIAL RESULTS
Company in Compliance with All Debt Covenants; Dividend Suspended
HOUSTON, Feb. 19, 2009 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported a 2008 fourth-quarter net loss from continuing operations of $44.5 million, or $1.96 per diluted share. This compares to net income from continuing operations of $6.3 million, or $0.28 per diluted share, in the fourth quarter of 2007. The results for both periods included after-tax non-cash asset impairment charges of $67.2 million, or $2.96 per diluted share, in 2008, and $10.2 million, or $0.46 per diluted share, in 2007. The company also recorded a $20.9 million after tax, or $0.92 per diluted share, gain on debt repurchases during the 2008 fourth quarter. As shown in the attached reconciliation table, excluding the asset impairment charges and the gain on debt repurchases, fourth-quarter profit from continuing operations was $0.08 per diluted share.
Consistent with the massive deterioration in auto industry sales in the fourth-quarter of 2008, (35 percent decline vs. fourth quarter 2007), same-store revenues fell 27.7 percent, to $1.1 billion. The decline reflected a 30.7 percent reduction in new vehicle unit sales that resulted in a 33.1 percent decrease in new vehicle revenues, as well as a 19.6 percent decline in retail used vehicle revenues on 14.5 percent fewer used retail unit sales. Used wholesale revenues also fell 46.4 percent, as the company wholesaled 29.5 percent fewer units.
As a result of the 25.3 percent decline in total units retailed, finance and insurance (F&I) revenues fell 31.8 percent. Gross profit on F&I per unit sold was at $1,014 per unit, down $96, reflecting a reserve associated with potential chargebacks from credit life vendors, as well as lower finance penetration and a decrease in the average amount financed per contract. Parts and service sales remained relatively stable with a 2.4 percent decline in same-store revenues, due primarily to a reduction in wholesale parts sales and domestic-brand customer-pay service business.
Fourth-quarter 2008 same-store gross margin improved 120 basis points from 2007, to 16.5 percent. The gross margin improvement was attributed to a favorable mix shift to the higher-margin parts and service business, partially offset by lower margins on retail vehicle sales.
On a consolidated basis, selling, general and administrative (SG&A) expenses as a percent of gross profit increased 690 basis points, to 85.4 percent, as lower gross profit more than offset the $20.5 million, or 11.4 percent, reduction in SG&A expenses from the prior-year period.

Group 1 Automotive, Inc.
“Although we were able to operate our dealerships at a profitable level in the fourth quarter - despite the dramatic decline in industry sales volumes — we have much more to do to align our cost structure with this weak level of consumer new vehicle demand,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “The $20.5 million SG&A cost reduction achieved in the fourth quarter represents a positive first step toward the $100 million cost reduction initiative we announced on Jan. 14, 2009. We are making good progress toward this goal and remain confident we will have the vast majority of these reductions in place by March 31, 2009.”
Full-Year Results

For the year ended Dec. 31, 2008, Group 1 reported a net loss from continuing operations of $29.5 million, or $1.30 per diluted share. This compares to net income from continuing operations of $69.1 million, or $2.95 per diluted share, in 2007. As shown in the attached reconciliation table, both periods included non-cash asset impairment charges, lease terminations and bond repurchases. Excluding these items, net income was $47.1 million, or $2.08 per diluted share, and $83.7 million, or $3.57 per diluted share, in 2008 and 2007, respectively.
Consolidated revenues fell 9.7 percent, to $5.7 billion. Gross profit decreased 6.0 percent, reflecting decreases in new and used vehicle profits that were partially offset by a 5.9 percent increase in parts and service profit. Selling, general and administrative expenses as a percent of gross profit was up 290 basis points, to 80.8 percent, as the gross profit decline more than offset the 2.6 percent decrease in SG&A expenses from the prior year. On a same-store basis, revenues were down 13.4 percent, reflecting declines in new vehicles, used vehicles and F&I that were partially offset by a 2.1 percent increase in parts and service revenues. Same-store gross margin improved 60 basis points from the prior year, to 16.2 percent, reflecting a favorable change in the business mix.
Dividend
Group 1 announced that it is suspending its cash dividend effective immediately. “Based on continued economic uncertainty, Group 1’s board of directors determined that it would be prudent to suspend the cash dividend at this time,” said Hesterberg.
Balance Sheet / Debt Covenant Update
Group 1 announced that it is not only compliant with all of its debt covenants as of Dec. 31, but made improvements in its total leverage, fixed charge coverage and current ratios from the prior quarter. During 2008, the company paid down its non-real estate debt by $176.3 million. Further detail may be found on Group 1’s website at www.Group1Auto.com.
“We are very focused on protecting our balance sheet,” said John C. Rickel, Group 1’s chief financial officer. “Given that, we are very pleased with the progress we made during 2008 in reducing our debt levels. We continue, based on the hard work of our operating team, to generate positive cash flow and plan to continue to use those funds to further strengthen our balance sheet during 2009.”
Corporate Development Recap and Outlook
Group 1 acquired a total of five franchises expected to generate $90.2 million in estimated annual revenues during the first half of 2008, with no acquisitions made thereafter. The company announced that it does not anticipate completing any acquisitions in 2009.
During the first nine months of 2008, Group 1 disposed of 14 franchises with 12-month revenues of $146.4 million. The company has not disposed of any franchises subsequently.
2009 Full-Year Guidance

Group 1 Automotive, Inc.
Given the continued uncertainty surrounding the overall economy, consumer lending and the automotive industry, Group 1 determined that it is not feasible to issue reliable earnings guidance at this time.
Group 1 did issue the following key assumptions for 2009:
•	Industry seasonally adjusted annual sales rate (SAAR) of 10.5 to 10.8 million vehicles

•	SG&A expenses as a percent of gross profit at 80 percent to 83.5 percent, excluding any one-time items, as lower sales revenues are expected to offset cost improvements

•	Tax rate of 38.5 percent

•	Estimated average diluted shares outstanding of 23.2 million

•	Capital expenditures of $30 million or less
     On a same-store basis:
•	Vehicle margins consistent with fourth-quarter 2008 levels

•	Parts and service revenues 1 to 3 percent lower

•	Finance and insurance gross profit at $1,000 to $1,025 per retail unit
Fourth-Quarter Earnings Conference Call
Group 1’s senior management will host a conference call today at 10 a.m. EST to discuss the fourth-quarter financial results and the company’s 2009 outlook and strategy.
The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 877-741-4253
International: 719-325-4774
Confirmation code: 3404008
A telephonic replay will be available following the call through March 5 by dialing:
Domestic: 888-203-1112
International: 719-457-0820
Confirmation code: 3404008
About Group 1 Automotive Inc.
Group 1 owns and operates 100 automotive dealerships, 133 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set

Group 1 Automotive, Inc.
forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.
FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
REVENUES:
New vehicle retail sales	$655,156	$938,540	(30.2)%	$3,392,888	$3,914,650	(13.3)%
Used vehicle retail sales	225,528	267,342	(15.6)	1,090,559	1,132,413	(3.7)
Used vehicle wholesale sales	39,850	70,568	(43.5)	233,262	310,173	(24.8)
Parts and service	178,658	174,314	2.5	750,823	699,906	7.3
Finance and insurance	34,543	49,370	(30.0)	186,555	203,075	(8.1)

Total revenues	1,133,735	1,500,134	(24.4)%	5,654,087	6,260,217	(9.7)%

COST OF SALES:
New vehicle retail sales	616,269	877,593	(29.8)%	3,178,132	3,652,328	(13.0)%
Used vehicle retail sales	204,584	239,580	(14.6)	975,716	1,001,179	(2.5)
Used vehicle wholesale sales	42,523	73,407	(42.1)	237,604	313,768	(24.3)
Parts and service	83,307	79,701	4.5	346,974	318,475	8.9

Total cost of sales	946,683	1,270,281	(25.5)%	4,738,426	5,285,750	(10.4)%

GROSS PROFIT	187,052	229,853	(18.6)%	915,661	974,467	(6.0)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	159,822	180,366	(11.4)	739,430	758,877	(2.6)

DEPRECIATION AND AMORTIZATION EXPENSE	6,603	5,210	26.7	25,652	20,438	25.5

ASSET IMPAIRMENTS	114,937	16,082	614.7	163,023	16,784	871.3

OPERATING INCOME (LOSS)	(94,310)	28,195	(434.5)%	(12,444)	178,368	(107.0)%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(10,741)	(11,916)	(9.9)	(46,377)	(46,822)	(1.0)
Other interest expense, net	(6,813)	(6,415)	6.2	(28,916)	(22,771)	27.0
Gain (Loss) on redemption of senior subordinated and convertible notes	35,754	—	100.0	36,629	(1,598)	(2,392.2)

Other income, net	—	179	(100.0)	302	560	(46.1)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(76,110)	10,043	(857.8)%	(50,806)	107,737	(147.2)%

PROVISION (BENEFIT) FOR INCOME TAXES	(31,596)	3,713	(951.0)	(21,316)	38,653	(155.1)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(44,514)	6,330	(803.2)%	(29,490)	69,084	(142.7)%

DISCONTINUED OPERATIONS:
Loss related to discontinued operations	—	(1,314)	(100.0)	(3,481)	(1,714)	103.1
Income tax benefit related to loss on discontinued operations	—	455	(100.0)	1,478	582	154.0

LOSS RELATED TO DISCONTINUED OPERATIONS	—	(859)	(100.0)%	(2,003)	(1,132)	76.9%

NET INCOME (LOSS)	$(44,514)	$5,471	(913.6)%	$(31,493)	$67,952	(146.3)%

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (Loss) per share from continuing operations	$(1.96)	$0.28	(800.0)%	$(1.30)	$2.95	(144.1)%
Loss per share related to discontinued operations	—	(0.04)	(100.0)	(0.09)	(0.05)	80.0

Earnings (Loss) per share	$(1.96)	$0.24	(916.7)%	$(1.39)	$2.90	(147.9)%

Weighted average diluted shares outstanding	22,760	22,445	1.4%	22,671	23,406	(3.1)%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands)

	December 31,	December 31,
	2008	2007	% Change
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$23,144	$34,248	(32.4)%
Contracts in transit and vehicle receivables, net	102,834	189,400	(45.7)
Accounts and notes receivable, net	67,350	82,698	(18.6)
Inventories	845,944	878,168	(3.7)
Assets related to discontinued operations	—	30,531	(100.0)
Deferred income taxes	18,474	18,287	1.0
Prepaid expenses and other current assets	38,878	29,651	31.1

Total current assets	1,096,624	1,262,983	(13.2)
PROPERTY AND EQUIPMENT, net	514,891	427,223	20.5
GOODWILL AND OTHER INTANGIBLES	655,784	787,245	(16.7)
OTHER ASSETS	42,786	28,730	48.9

Total assets	$2,310,085	$2,506,181	(7.8)%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$693,692	$648,469	7.0%
Floorplan notes payable — manufacturer affiliates	128,580	170,911	(24.8)
Current maturities of long-term debt	13,594	12,260	10.9
Accounts payable	74,235	111,458	(33.4)
Liabilities related to discontinued operations	—	35,180	(100.0)
Accrued expenses	94,395	100,000	(5.6)

Total current liabilities	1,004,496	1,078,278	(6.8)
2.25% CONVERTIBLE SENIOR NOTES	220,609	281,915	(21.7)
8.25% SENIOR SUBORDINATED NOTES	72,962	100,273	(27.2)
MORTGAGE FACILITY, net of current maturities	168,583	124,633	35.3

OTHER REAL ESTATE RELATED AND LONG-TERM DEBT,
net of current maturities	50,444	6,104	726.4

CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE,
net of current maturities	39,401	26,913	46.4
ACQUISITION LINE	50,000	135,000	(63.0)
DEFERRED INCOME TAXES	227	6,849	(96.7)
LIABILITIES FROM INTEREST RISK MANAGEMENT ACTIVITIES	44,655	16,188	175.9
OTHER LIABILITIES	27,135	29,016	(6.5)

Total liabilities before deferred revenues	1,678,512	1,805,169	(7.0)

DEFERRED REVENUES	10,220	16,531	(38.2)

STOCKHOLDERS’ EQUITY:
Common stock	261	255	2.4
Additional paid-in capital	287,393	293,675	(2.1)
Retained earnings	460,335	502,783	(8.4)
Accumulated other comprehensive loss	(38,109)	(9,560)	298.6
Treasury stock	(88,527)	(102,672)	(13.8)

Total stockholders’ equity	621,353	684,481	(9.2)

Total liabilities and stockholders’ equity	$2,310,085	$2,506,181	(7.8)%

KEY DEBT COVENANT METRICS:*
Senior secured leverage ratio (must be <2.75)	1.49
Total leverage ratio (must be <4.50)	3.46
Fixed charge coverage ratio (must be greater than 1.25)	1.59
Current ratio (must be greater than 1.15)	1.18

* Refer to website, www.grouplauto.com, for debt covenant calculation definitions.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Twelve Months Ended,
		December 31,		December 31,
		2008	2007	2008	2007
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Eastern	Massachusetts	12.3%	10.7%	12.1%	12.0%
	New Jersey	5.6	5.9	6.6	5.6
	New York	4.0	3.0	4.1	2.6
	New Hampshire	3.2	3.5	3.5	3.7
	Louisiana	3.8	4.0	3.4	3.9
	Georgia	3.5	3.1	3.4	3.5
	Florida	2.3	3.1	2.5	3.5
	Mississippi	1.2	1.3	1.5	1.5
	Alabama	0.5	0.8	0.9	0.9
	Maryland	1.1	—	0.6	—
	South Carolina	0.3	0.1	0.3	—

		37.8	35.5	38.9	37.2

Central	Texas	35.3	35.2	32.7	32.6
	Oklahoma	9.0	9.3	9.4	9.8
	Kansas	1.3	1.2	1.3	1.0

		45.6	45.7	43.4	43.4

Western	California	15.1	17.2	16.0	17.8

International	United Kingdom	1.5	1.6	1.7	1.6

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		35.7%	35.8%	35.1%	36.6%

Honda/Acura		13.2	12.6	14.0	12.4
Nissan/Infiniti		11.0	12.5	12.7	12.5

Ford		10.0	10.9	9.5	11.9
BMW/Mini		9.6	7.6	8.7	6.7
Chrysler		6.4	7.7	6.0	7.7
Mercedes-Benz		6.6	4.4	5.9	3.2
GM		4.4	5.5	4.7	5.6
Other		3.1	3.0	3.4	3.4

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		53.0%	53.5%	56.1%	55.6%
Luxury		27.3	23.8	24.9	23.7
Domestic		19.7	22.7	19.0	20.7

		100.0%	100.0%	100.0%	100.0%

Car		54.5%	53.1%	57.3%	53.8%
Truck		45.5	46.9	42.7	46.2

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
REVENUES:
New vehicle retail sales	$655,156	$938,540	(30.2)%	$3,392,888	$3,914,650	(13.3)%

Used vehicle retail sales	225,528	267,342	(15.6)	1,090,559	1,132,413	(3.7)
Used vehicle wholesale sales	39,850	70,568	(43.5)	233,262	310,173	(24.8)

Total used	265,378	337,910	(21.5)	1,323,821	1,442,586	(8.2)
Parts and service	178,658	174,314	2.5	750,823	699,906	7.3
Finance and insurance	34,543	49,370	(30.0)	186,555	203,075	(8.1)

Total	$1,133,735	$1,500,134	(24.4)%	$5,654,087	$6,260,217	(9.7)%

GROSS MARGIN:
New vehicle retail sales	5.9%	6.5%		6.3%	6.7%

Used vehicle retail sales	9.3	10.4		10.5	11.6
Used vehicle wholesale sales	(6.7)	(4.0)		(1.9)	(1.2)
Total used	6.9	7.4		8.3	8.8
Parts and service	53.4	54.3		53.8	54.5
Finance and insurance	100.0	100.0		100.0	100.0
Total	16.5%	15.3%		16.2%	15.6%

GROSS PROFIT (LOSS):
New vehicle retail sales	$38,887	$60,947	(36.2)%	$214,756	$262,322	(18.1)%

Used vehicle retail sales	20,944	27,762	(24.6)	114,843	131,234	(12.5)
Used vehicle wholesale sales	(2,673)	(2,839)	5.8	(4,342)	(3,595)	(20.8)

Total used	18,271	24,923	(26.7)	110,501	127,639	(13.4)
Parts and service	95,351	94,613	0.8	403,849	381,431	5.9
Finance and insurance	34,543	49,370	(30.0)	186,555	203,075	(8.1)

Total	$187,052	$229,853	(18.6)%	$915,661	$974,467	(6.0)%

UNITS SOLD:
Retail new vehicles sold	21,157	29,760	(28.9)%	110,705	129,215	(14.3)%

Retail used vehicles sold	13,026	14,838	(12.2)	61,971	65,138	(4.9)
Wholesale used vehicles sold	7,168	9,926	(27.8)	36,819	44,289	(16.9)

Total used	20,194	24,764	(18.5)%	98,790	109,427	(9.7)%

GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$1,838	$2,048	(10.3)%	$1,940	$2,030	(4.4)%

Used vehicle retail sales	1,608	1,871	(14.1)	1,853	2,015	(8.0)
Used vehicle wholesale sales	(373)	(286)	(30.4)	(118)	(81)	(45.7)
Total used	905	1,006	(10.0)	1,119	1,166	(4.0)
Finance and insurance (per retail unit)	$1,011	$1,107	(8.7)%	$1,080	$1,045	3.3%

OTHER:
SG&A expenses	$159,822	$180,366	(11.4)%	$739,430	$758,877	(2.6)%
SG&A as % revenues	14.1%	12.0%		13.1%	12.1%
SG&A as % gross profit	85.4%	78.5%		80.8%	77.9%
Operating margin	(8.3)%	1.9%		(0.2)%	2.8%
Pretax margin	(6.7)%	0.7%		(0.9)%	1.7%

Floorplan interest	$(10,741)	$(11,916)	(9.9)%	$(46,377)	$(46,822)	(1.0)%
Floorplan assistance	5,364	8,657	(38.0)	28,311	37,171	(23.8)

Net floorplan (expense) income	$(5,377)	$(3,259)	65.0%	$(18,066)	$(9,651)	87.2%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
REVENUES:
New vehicle retail sales	$618,917	$925,334	(33.1)%	$3,216,281	$3,865,391	(16.8)%

Used vehicle retail sales	212,485	264,137	(19.6)	1,025,487	1,113,970	(7.9)
Used vehicle wholesale sales	37,540	70,051	(46.4)	217,496	303,974	(28.4)

Total used	250,025	334,188	(25.2)	1,242,983	1,417,944	(12.3)
Parts and service	167,322	171,390	(2.4)	700,896	686,700	2.1
Finance and insurance	33,442	49,007	(31.8)	181,624	201,315	(9.8)

Total	$1,069,706	$1,479,919	(27.7)%	$5,341,784	$6,171,350	(13.4)%

GROSS MARGIN:
New vehicle retail sales	5.9%	6.5%		6.3%	6.7%

Used vehicle retail sales	9.4	10.4		10.7	11.6
Used vehicle wholesale sales	(7.0)	(4.0)		(1.8)	(1.0)
Total used	7.0	7.4		8.5	8.9
Parts and service	53.3	54.3		53.8	54.5
Finance and insurance	100.0	100.0		100.0	100.0
Total	16.5%	15.3%		16.2%	15.6%

GROSS PROFIT (LOSS):
New vehicle retail sales	$36,457	$60,088	(39.3)%	$201,721	$258,733	(22.0)%

Used vehicle retail sales	20,028	27,433	(27.0)	109,548	128,754	(14.9)
Used vehicle wholesale sales	(2,610)	(2,783)	6.2	(3,938)	(3,110)	(26.6)

Total used	17,418	24,650	(29.3)	105,610	125,644	(15.9)
Parts and service	89,197	93,111	(4.2)	376,993	374,380	0.7
Finance and insurance	33,442	49,007	(31.8)	181,624	201,315	(9.8)

Total	$176,514	$226,856	(22.2)%	$865,948	$960,072	(9.8)%

UNITS SOLD:
Retail new vehicles sold	20,397	29,431	(30.7)%	107,180	127,725	(16.1)%

Retail used vehicles sold	12,574	14,701	(14.5)	59,835	64,039	(6.6)
Wholesale used vehicles sold	6,936	9,842	(29.5)	35,607	43,460	(18.1)

Total used	19,510	24,543	(20.5)%	95,442	107,499	(11.2)%

GROSS PROFIT (LOSS) PER UNIT SOLD:
New vehicle retail sales	$1,787	$2,042	(12.5)%	$1,882	$2,026	(7.1)%

Used vehicle retail sales	1,593	1,866	(14.6)	1,831	2,011	(9.0)
Used vehicle wholesale sales	(376)	(283)	(32.9)	(111)	(72)	(54.2)
Total used	893	1,004	(11.1)	1,107	1,169	(5.3)
Finance and insurance (per retail unit)	$1,014	$1,110	(8.6)%	$1,087	$1,050	3.5%

OTHER:
SG&A expenses	$150,830	$176,840	(14.7)%	$700,191	$738,564	(5.2)%
SG&A as % revenues	14.1%	11.9%		13.1%	12.0%
SG&A as % gross profit	85.4%	78.0%		80.9%	76.9%
Operating margin	(5.7)%	2.0%		0.4%	3.0%

Floorplan interest	$(10,274)	$(11,681)	(12.0)%	$(44,095)	$(45,577)	(3.3)%
Floorplan assistance	5,364	8,492	(36.8)	28,288	36,288	(22.0)

Net floorplan (expense) income	$(4,910)	$(3,189)	54.0%	$(15,807)	$(9,289)	70.2%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
As reported	$(44,514)	$6,330	(803.2)%	$(29,490)	$69,084	(142.7)%
Adjustments:
Lease Terminations	—	—		668	2,760
Non-Cash Asset Impairments Charges	67,222	10,198		97,397	10,797
(Gain) Loss on Bond Redemption	(20,911)	—		(21,441)	1,023

Adjusted (1)	$1,797	$16,528	(89.1)%	$47,134	$83,664	(43.7)%
DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
Earnings Per Share from Continuing Operations	$(1.96)	$0.28	(800.0)%	$(1.30)	$2.95	(144.1)%
Adjustments:
Lease Terminations	—	—		0.03	0.12
Non-Cash Asset Impairments Charges	2.96	0.46		4.30	0.46
(Gain) Loss on Bond Redemption	(0.92)	—		(0.95)	0.04

Adjusted (1)	0.08	$0.74	(89.2)%	$2.08	$3.57	(41.7)%

(1)	Adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations means net income from continuing operations or diluted earnings per share from continuing operations, as the case may be, plus the adjustments noted above. We use adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations in our evaluation of the performance of the company, as we believe that they provide additional information regarding the performance of our operations. We believe the presentation of these measures is relevant and useful to investors because they improve period-to-period comparability. Neither of these measures is a measure of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income from continuing operations or diluted earnings per share from continuing operations prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our net income from continuing operations and diluted earnings per share from continuing operations calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.